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                                                                  Exhibit 23.7


                                    [Letterhead of
                                   SERGE YABLONSKY]


                           CONSENT OF INDEPENDENT AUDITORS



Board of Directors
AUTOLIV AB
Box 70381
S-107 24 Stockholm
SUEDE


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 1997 with respect to the financial statements of LIVBAG SA and LIVBAG SNC, as of December 31, 1996, included in the Proxy Statement/Prospectus/Exchange Offer that is made a part of the
Registration Statement on Form S-4 of Autoliv, Inc. (Form S-4 No. 333-     ).


Paris, France
March 24, 1997

/s/ S. Yablonsky

S. YABLONSKY
Statutory auditor